SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      November 3, 2000 (October 23, 2000)

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                      001-14195                65-0723837
(State or Other Jurisdiction         (Commission              (IRS Employer
      of Incorporation)               File Number)         Identification No.)




                 116 Huntington Avenue
                Boston, Massachusetts                              02116
         (Address of Principal Executive Offices)               (Zip Code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets.

The following information serves to update the status of the AirTouch transaction as previously disclosed in the Current Reports on Form 8-K filed by American Tower Corporation (the "Company") on January 31, 2000, March 14, 2000, May 23, 2000, June 23, 2000 and July 28, 2000.

On October 23, 2000, the Company leased 56 additional towers and paid total cash consideration of approximately $18.7 million under the terms of the Agreement to Sublease, dated as of August 6, 1999, by and among AirTouch Communications, Inc., the other parties named therein as sublessors, the Company and American Tower, L.P. ("ATLP"). The Company financed the transaction through available cash on-hand.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         Exhibit 10.1 Agreement to Sublease, dated as of August 6, 1999, by and among AirTouch Communications, Inc., the other parties named therein as sublessors, the Company and ATLP.*


* Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             AMERICAN TOWER CORPORATION
                             (Registrant)


Date: November 3, 2000       By: /s/ Justin D. Benincasa
                                 Name: Justin D. Benincasa
                                 Title: Senior Vice President
                                        and Corporate Controller